UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2013

SCRIPSAMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54550	26-2598594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Corporate Office Centre Tysons II, 1650 Tysons Boulevard, Suite 1580, Tysons Corner, VA 22102

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (800) 957-7622

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2013, the Registrant entered into a financing agreement with GEM Global Yield Fund Limited ("GEM Global") to provide funding to the Company of up to $2 million. Under the terms of the financing agreement, the registrant may sell restricted shares of its common stock to GEM Global, subject to the satisfaction of certain conditions, at a purchase price to be negotiated between the Registrant and GEM Global. The Registrant will use the capital raised from the financing agreement primarily to fund the manufacturing and marketing of its RapiMed® children's pain reliever domestically and internationally, as well as for working capital.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with entering into the financing agreement, the Registrant issued to 590 Partners Capital, LLC (“590 Partners”) and GEM Global six (6) common stock purchase warrants to purchase collectively up to ten million (10,000,000) shares of the Registrant’s common stock. Each of GEM Global and 590 Partners received (i) a warrant exercisable to purchase 2,000,000 shares of common stock at an exercise price of $0.41, (ii) a warrant exercisable to purchase 1,500,000 shares of common stock at an exercise price of $0.55 and (iii) a warrant exercisable to purchase 1,500,000 shares of common stock at an exercise price of $0.75. All of the warrants expire on October 10, 2018 and are only exercisable on a cash basis (they do not contain any cashless exercise provisions). Additionally, the Registrant granted registration rights to 590 Partners and GEM Global to register the resale of the shares underlying the warrants.

The warrants were issued to GEM Global and 590 Partners in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The warrants qualified for exemption under Section 4(2) of the Securities Act because the issuances by the Registrant did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. GEM Global and 590 Partners are accredited investors and acknowledged the restricted nature of the warrants (and the underlying shares) they acquired. Based on an analysis of the above factors, the registrant has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description
10.1	Agreement between the Registrant and GEM Global Yield Fund Limited
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPSAMERICA, INC.

Date: October 17, 2012	By:	/s/ Jeffrey Andrews
Jeffrey Andrews
Chief Financial Officer

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